                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 24, 2003
                                (Date of Report)

                             ALASKA AIR GROUP, INC.
             (Exact name of registrant as specified in its charter)
                          Commission file number 1-8957

           DELAWARE                                           91-1292054
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

             19300 PACIFIC HIGHWAY SOUTH, SEATTLE, WASHINGTON 98188
                    (Address of principal executive offices)
                                 (206) 392-5040
                         (Registrant's telephone number)

ITEM 5.  OTHER EVENTS

Alaska Airlines, Inc. (Alaska or the Company, a wholly owned subsidiary of Alaska Air Group, Inc.), is filing herewith a press release issued on June 24, 2003 by Alaska as Exhibit 99.1 which is included herein. This press release was issued to announce Alaska's meetings with labor unions to discuss its vision for the future.

ITEM 7. Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as "will," "should," "the Company believes," "we expect" or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the Company. Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of these factors, please see
Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Company expressly disclaims any duty to update these projections, and makes no representation as to their continued accuracy in the event it does not provide such updates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

           ALASKA AIR GROUP, INC.
----------------------------------------------
Registrant

Date:  June 24, 2003

/s/ Terri K. Maupin
----------------------------------------------

Terri K. Maupin
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden
----------------------------------------------
Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer